UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2010

THE DOW CHEMICAL COMPANY

(Exact name of Registrant as specified in its charter)

Delaware	1-3433	38-1285128
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

2030 Dow Center, Midland, Michigan	48674
(Address of principal executive offices)	(Zip code)

(989) 636-1000

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On November 9, 2010, The Dow Chemical Company (the “Company”) completed the sale and issuance (the “Offering”) of $2.5 billion in aggregate principal amount of notes consisting of $750,000,000 principal amount of 2.50% Notes due 2016 (the “Notes due 2016”) and $1,750,000,000 principal amount of 4.25% Notes due 2020 (the “Notes due 2020”). The Offering was made pursuant to an Underwriting Agreement (the “Underwriting Agreement”), dated as of November 4, 2010, among the Company and the underwriters named therein.

The Offering has been registered under the Securities Act of 1933, as amended, pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-164985) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”). The Underwriting Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference into this Report and the Registration Statement.

The forms of the Notes due 2016 and the Notes due 2020 are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Report and the Company’s Registration Statement.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The Company hereby files the following exhibits to, and incorporates such exhibits by reference in, the Registration Statement:

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of November 4, 2010

4.1	Form of 2.50% Notes due 2016

4.2	Form of 4.25% Notes due 2020

5.1	Opinion of Shearman & Sterling LLP, as to the legality of the Notes due 2016 and the Notes due 2020

23.1	Consent of Shearman & Sterling LLP (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 9, 2010

The Dow Chemical Company

By:	/s/ Ronald C. Edmonds
Name: Ronald C. Edmonds
Title: Vice President and Controller

EXHIBITS

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of November 4, 2010

4.1	Form of 2.50% Notes due 2016

4.2	Form of 4.25% Notes due 2020

5.1	Opinion of Shearman & Sterling LLP, as to the legality of the Notes due 2016 and the Notes due 2020

23.1	Consent of Shearman & Sterling LLP (included in Exhibit 5.1)